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Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

        The following is a list of Mittal Steel Company N.V.'s operating subsidiaries as of December 31, 2005, each wholly or majority owned directly or indirectly through intermediate holding companies:

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  Mittal Steel Annaba, incorporated in Algeria;

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  Mittal Steel Tebessa, incorporated in Algeria;

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  RZR Ljubija, incorporated in Bosnia and Herzegovina;

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  Mittal Steel Zenica, incorporated in Bosnia and Herzegovina;

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  Mittal Canada, incorporated in Canada;

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  Mittal Steel Ostrava, incorporated in the Czech Republic;

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  Mittal Steel Gandrange, incorporated in France;

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  Tréfileurope, incorporated in France;

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  Mittal Steel Hamburg, incorporated in Germany;

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  Mittal Steel Hochfeld, incorporated in Germany;

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  Mittal Steel Ruhrort, incorporated in Germany;

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  Mittal Steel Temirtau, incorporated in Kazakhstan;

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  Mittal Steel Skopje, incorporated in Macedonia;

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  Mittal Steel Lázaro Cárdenas, incorporated in Mexico;

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  Mittal Steel Poland, incorporated in Poland;

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  Mittal Steel Galati, incorporated in Romania;

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  Mittal Steel Hunedoara, incorporated in Romania;

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  Mittal Steel Iasi, incorporated in Romania;

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  Mittal Steel Roman, incorporated in Romania;

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  Mittal Steel South Africa, incorporated in South Africa;

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  Mittal Steel Point Lisas, incorporated in Trinidad and Tobago;

  •
  Mittal Steel USA, incorporated in the United States;

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  Mittal Steel Kryviy Rih, incorporated in Ukraine; and

  •
  LNM Marketing, incorporated in the United Arab Emirates

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LIST OF SIGNIFICANT SUBSIDIARIES